Exhibit 1.1

5,000,000 Shares

PETCO Animal Supplies, Inc.

Common Stock (Par Value $0.001 Per Share)

UNDERWRITING AGREEMENT

June 10, 2004

June 10, 2004

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Dear Sirs and Mesdames:

Certain stockholders of PETCO Animal Supplies, Inc., a Delaware corporation (the “Company”), named in Schedule II hereto (the “Selling Stockholders”) propose to sell to the Underwriter named in Schedule I hereto (the “Underwriter”) an aggregate of 5,000,000 shares of the Common Stock (par value $0.001 per share) of the Company (the “Shares”), with each Selling Stockholder selling the amount of Shares set forth opposite such Selling Stockholder’s name in Schedule II hereto. The shares of Common Stock (par value $0.001 per share) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-112590), including a prospectus, relating to the Shares. The term “Registration Statement” means such registration statement No. 333-112590, including the exhibits thereto, as amended to the date of this Agreement. The Company has also filed with the Commission a prospectus specifically relating to the Shares pursuant to Rule 424 under the Securities Act. The prospectus supplement filed pursuant to Rule 424 in the form used to confirm sales of the Shares, is herein referred to as the “Prospectus Supplement”. The term “Basic Prospectus” means the prospectus included in the Registration Statement. The term “Prospectus” means the Basic Prospectus together with the Prospectus Supplement. As used herein, the terms “Basic Prospectus” and “Prospectus” shall include in each case the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amended” as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriter that:

(a) The Registration Statement has become effective; no stop order issued by the Commission suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complies or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such supplement or amendment, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter through you expressly for use therein.

(c) The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position, results of operations, cash flows and stockholders’ equity of the Company and its consolidated subsidiaries as of the dates and for the periods indicated; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Prospectus present fairly the information shown therein and have been derived from or compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation under the laws of, and is in good standing in, each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e) Each subsidiary of the Company has been duly incorporated, or, in the case of PETCO Southwest, L.P., formed, and is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation (to the extent the concept of good standing is applicable in the relevant jurisdiction), except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and each subsidiary of the Company has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and each subsidiary of the Company has been duly qualified as a foreign corporation or partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus; all of the issued shares of capital stock of each subsidiary of the Company that is a corporation, and all of the partnership interests of each subsidiary of the Company that is a partnership, have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances or claims.

(h) All of the issued and outstanding shares of Common Stock (including the Shares to be sold by the Selling Stockholders) have been duly authorized and are validly issued, fully paid and non-assessable.

(i) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or Bylaws or other similar governing documents or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in each case, for any such violation or default which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not breach or contravene (i) any statute, rule or regulation applicable to the Company, (ii) the Restated Certificate of Incorporation, as amended, or Bylaws of the Company, (iii) any other agreement or instrument binding upon the Company or any of its subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary of the Company, except for any breach or contravention described in clause (i) or (iii) which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by securities or Blue Sky laws in connection with the offer and sale of the Shares and clearance with the National Association of Securities Dealers, Inc. (“NASD”).

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(l) (i) Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or that are required to be described in the Registration Statement or the Prospectus and are not so described and (ii) there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m) INTENTIONALLY OMITTED.

(n) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens (except for liens for taxes not yet due and payable and for which adequate reserves have been established), encumbrances and defects except such as are described in the Prospectus or such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, in each case except as described in the Prospectus.

(o) The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) Except as described in the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) the Company and each of its subsidiaries is in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (B) the Company and each of its subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has, and is in compliance with, all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation or, to the best knowledge of the Company, investigation, proceeding, notice or demand letter or request for information pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of its subsidiaries, (E) none of the Company or any of its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law, (F) except as disclosed in or contemplated by the Prospectus, no property or facility of the Company or any of its subsidiaries is (i) listed or, to the best knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

(q) For purposes of this Agreement, “Environmental Laws” means the common law and all applicable federal, provincial, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

(r) Except as described in the Prospectus, neither the Company nor any of its subsidiaries has incurred any liability for any prohibited transaction or accumulated funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee of the Company or any such subsidiary is or has ever been a participant, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. With respect to such plans, each of the Company and its subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(s) Other than as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(t) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

(u) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described in the Prospectus (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries (taken as a whole), except in each case as described in the Prospectus.

(v) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(w) Except as described in the Prospectus, no strike or labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as described in the Prospectus.

(y) The Company and its subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Prospectus (“Permits”), except where the failure to obtain such Permits (by possession, declaration or filing) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(z) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the outstanding shares of Common Stock (including the Shares) are listed for quotation on the NASDAQ and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange

Act or de-listing the Common Stock from the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing.

(bb) KPMG LLP, whose report is included or incorporated by reference in the Registration Statement, are independent public accountants as defined by the Act and the rules and regulations of the Commission promulgated thereunder.

Any certificate signed by an officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders represents and warrants to and agrees, severally and not jointly and solely with respect to itself, with the Underwriter that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement will not contravene any provision of applicable law, the organizational documents of any Selling Stockholder, or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, except such as may have been obtained under the Securities Act and such as may be required by federal and provincial securities laws of Canada and by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c) Such Selling Stockholder has, and on the Closing Date (as defined in Section 5) will have, valid title to the Shares to be sold by such Selling Stockholder the full right, power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

(d) The Shares to be sold by such Selling Stockholder pursuant to this Agreement, to such Selling Stockholder’s knowledge, have been duly authorized and are validly issued, fully paid and non-assessable.

(e) [INTENTIONALLY OMITTED]

(f) Delivery of, and payment for, the Shares to be sold by such Selling Stockholder pursuant to this Agreement, assuming that the Underwriter purchases such Shares without any notice of an adverse claim (within the meaning of §8-105 of the Uniform Commercial Code as in effect in the State of New York) will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

(g) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such supplement or amendment, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(g) only apply to statements or omissions in the Registration Statement or the Prospectus based upon and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein.

Any certificate signed by or on behalf of a Selling Stockholder as such and delivered to the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriter as to the matters covered thereby.

3. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Stockholder, severally and not jointly, hereby agrees to sell to the Underwriter the number of Shares set forth in Schedule II hereto opposite the name of such Selling Stockholder, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Selling Stockholders at $32.00 a share (the “Purchase Price”) the number of Shares set forth in Schedule I hereto opposite the name of the Underwriter.

Each Selling Stockholder hereby agrees to execute and deliver on the date hereof a “lock-up” agreement substantially in the form of Exhibit A attached hereto to the Underwriter. In addition, each Selling Stockholder agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 45 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

4. Terms of Public Offering. The Selling Stockholders are advised by you that the Underwriter proposes to make a public offering of the Shares as soon after this Agreement has become effective as in your judgment is advisable. The Selling Stockholders are further advised by you that the Shares are to be offered to the public initially at $32.10 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.10 a share under the Public Offering Price.

5. Payment and Delivery. Payment for the Shares to be sold by each Selling Stockholder shall be made to such Selling Stockholder in Federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the Underwriter at the office of Latham & Watkins LLP, 600 West Broadway, Suite 1800, San Diego, California at 10:00 a.m., New York City time, on June 15, 2004 or at such other time on the same or such other date, not later than June 23, 2004 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date”.

Certificates for the Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Shares shall be delivered to you on the Closing Date for the account of the Underwriter, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriter duly paid, against payment of the Purchase Price therefor.

6. Conditions to Obligations. The several obligations of the Selling Stockholders to sell the Shares to the Underwriter and the obligations of the Underwriter to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 2:00 p.m. (New York City time) on the date hereof.

The obligations of the Underwriter are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriter shall have received on the Closing Date a certificate from each of the Selling Stockholders, dated the Closing Date and signed by an executive officer of such Selling Stockholder to the effect that the representations and warranties of such Selling Stockholder contained in this Agreement are true and correct as of the Closing Date and that the Selling Stockholder has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d) The Underwriter shall have received on the Closing Date an opinion of Latham & Watkins LLP, outside counsel for the Company, dated the Closing Date, in substantially the form set forth in Exhibit B attached hereto. In rendering such opinions, such counsel may rely, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Selling Stockholders and public officials.

(e) The Underwriter shall have received on the Closing Date an opinion of Cleary, Gottlieb, Steen & Hamilton, counsel for the Selling Stockholders, dated the Closing Date, to the effect set forth in Exhibit C hereof.

(f) The Underwriter shall have received on the Closing Date an opinion of NautaDutilh, Dutch counsel for TPG Dutch Parallel III, C.V., dated the Closing Date, to the effect set forth in Exhibit D hereto.

(g) The Underwriter shall have received on the Closing Date from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the validity of the Shares delivered on the Closing Date, the Registration Statement, the Prospectus and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) The Underwriter shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriter, from KPMG, LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the persons listed on Schedule III hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j) Skadden, Arps, Slate, Meagher & Flom LLP, on behalf of the Underwriter, shall have submitted information regarding this transaction to the NASD for review under NASD Rule 2710 and the NASD shall have confirmed that it has “no objections” to the proposed underwriting terms and arrangements among the Company, the Selling Stockholders and the Underwriter set forth in this Agreement.

The opinions of Latham & Watkins LLP, and counsel to each of the Selling Stockholders described in Sections 6(d), 6(e) and 6(f) above shall be rendered to the Underwriter at the request of the Company or such Selling Stockholders, as the case may be, and shall so state therein.

7. Covenants of the Company. In further consideration of the agreements of the Underwriter herein contained, the Company covenants with the Underwriter as follows:

(a) To furnish to you, without charge, seven signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriter and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

(e) To use its commercially reasonable efforts to maintain the listing of the Shares on the NASDAQ.

(f) To timely file such reports pursuant to the Exchange Act as are necessary to make generally available to the Company’s security holders and to you as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the obligations of the Selling Stockholders under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants, and the reasonable and documented fees and expenses of Cleary, Gottlieb, Steen & Hamilton, counsel for the Selling Stockholders, in addition to any local counsel, in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 8 and Section 9 entitled “Indemnity and Contribution”, the Underwriter will pay all of their costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Shares by and any advertising expenses connected with any offers the Underwriter may make.

Notwithstanding the foregoing, each Selling Stockholder shall pay (x) all costs and expenses of counsel (other than the counsel costs referred to in clause (i) above), accounting or financing professionals retained by such Selling Stockholder, (y) all underwriting discounts, commissions, fees and expenses and all transfer taxes with respect to the Shares sold by such Selling Stockholder, and (z) all other expenses incurred by such Selling Stockholder and incidental to the sale and delivery of the Shares to be sold by such Selling Stockholder.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of such expenses among themselves.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any such person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter through you expressly for use therein.

(b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Underwriter, each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 under the Securities Act, the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to statements or omissions in the Registration Statement or the Prospectus based upon and in conformity with information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Stockholder under this Agreement.

(c) The Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter through you expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party fails to promptly retain counsel reasonably satisfactory to the indemnified party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriter and such control persons and affiliates of the Underwriter, such firm shall be designated in writing by the Underwriter. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any

Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and each Selling Stockholder and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Stockholder under this Agreement.

(f) The Company, the Selling Stockholders and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter, any person controlling the Underwriter or any affiliate of the Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

10. Termination. The Underwriter may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile

Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

11. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

PETCO ANIMAL SUPPLIES, INC.

By:	/s/ RODNEY CARTER
Name:	Rodney Carter
Title:	Sr. Vice President & CFO

GREEN EQUITY INVESTORS III, L.P.

By:	GEI Capital III, LLC
Its General Partner

By:	/s/ PETER J. NOLAN
Name:	Peter J. Nolan
Title:	Member

TPG PARTNERS III, L.P.

By:	TPG GenPar III, L.P.
Its General Partner

By:	TPG Advisors III, Inc.
Its General Partner

By:	/s/ JOHN E. VIOLA
Name:	John E. Viola
Title:	Vice President

TPG PARALLEL III, L.P.

By:	TPG GenPar III, L.P.
Its General Partner

By:	TPG Advisors III, Inc.
Its General Partner

By:	/s/ JOHN E. VIOLA
Name:	John E. Viola
Title:	Vice President

TPG DUTCH PARALLEL III, C.V.

By:	TPG GenPar Dutch III, L.L.C.
Its General Partner

By:	TPG GenPar III, L.P.
Its Sole Member

By:	TPG Advisors III, Inc.
Its General Partner

By:	/s/ JOHN E. VIOLA
Name:	John E. Viola
Title:	Vice President

TPG INVESTORS III, L.P.

By:	TPG GenPar III, L.P.
Its General Partner

By:	TPG Advisors III, Inc.
Its General Partner

By:	/s/ JOHN E. VIOLA
Name:	John E. Viola
Title:	Vice President

FOF PARTNERS III, L.P.

By:	TPG GenPar III, L.P.
Its General Partner

By:	TPG Advisors III, Inc.
Its General Partner

By:	/s/ JOHN E. VIOLA
Name:	John E. Viola
Title:	Vice President

FOF PARTNERS III-B, L.P.

By:	TPG GenPar III, L.P.
Its General Partner

By:	TPG Advisors III, Inc.
Its General Partner

By:	/s/ JOHN E. VIOLA
Name:	John E. Viola
Title:	Vice President

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated

By:	/s/ CRAIG BERNSTEIN

SCHEDULE I

Underwriter	Number of Shares To Be Purchased
Morgan Stanley & Co. Incorporated	5,000,000

Total	5,000,000

SCHEDULE II

SELLING STOCKHOLDER	Number of Shares To Be Sold
TPG Partners III, L.P.	1,890,901
TPG Parallel III, L.P.	363,575
TPG Investor III, L.P.	52,174
TPG Dutch Parallel III, C.V.	120,305
FOF Partners III, L.P.	3,145
FOF Partners III-B, L.P.	69,900
Green Equity Investors III, L.P.	2,500,000

Total	5,000,000

SCHEDULE III

PARTIES TO SIGN LOCK-UP LETTERS

Green Equity Investors III, L.P.

TPG Partners III, L.P.

TPG Parallel III, L.P.

TPG Dutch Parallel III, C.V.

TPG Investors III, L.P.

FOF Partners III, L.P.

FOF Partners III-B, L.P.

EXHIBIT A

[FORM OF LOCK-UP LETTER]

June 10, 2004

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Dear Sirs and Mesdames:

The undersigned understands that Morgan Stanley & Co. Incorporated (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with PETCO Animal Supplies, Inc., a Delaware corporation (the “Company”), and certain Selling Stockholders named therein (the “Selling Stockholders”) providing for the public offering (the “Public Offering”) by the Underwriter, of 5,000,000 shares (the “Shares”) of the Common Stock (par value $0.001 per share) of the Company (the “Common Stock”).

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 45 days after the date of the final prospectus supplement relating to the Public Offering (the “Prospectus Supplement”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriter pursuant to the Underwriting Agreement, or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 45 days after the date of the Prospectus Supplement, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Notwithstanding the foregoing, (a) transfers of shares of Common Stock or any security convertible into Common Stock as a gift or gifts, (b) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned, (c) transfers by will or intestacy, and (d) transfers to (i) the undersigned’s immediate family or (ii) a trust, the beneficiaries of which are the undersigned and/or members of the undersigned’s immediate family, shall not be prohibited by this letter; provided that in the case of any such transfer or distribution pursuant to clause (a), (b), (c) or (d), (i) each donee or distributee shall execute and deliver to the Underwriter a duplicate form of this letter and (ii) no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 45-day period referred to above). For purposes hereof, “immediate family” shall mean spouse, lineal descendents, father, mother, brother or sister or first cousin of the transferor and the father, mother, brother or sister or first cousin of the transferor’s spouse.

This agreement shall automatically terminate on the date that the Underwriting Agreement is terminated, in the event that the Underwriter does not purchase Common Stock and the Underwriting Agreement is terminated pursuant to its terms.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,

(Name)

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EXHIBIT B

[FORM OF OPINION OF LATHAM & WATKINS LLP]

1. The Company has been duly incorporated under the laws of the State of Delaware, with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement. Based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

2. Each of the Subsidiaries has been duly incorporated or duly formed, as the case may be, under the laws of the State of California, with corporate or limited partnership power and authority, as the case may be, to own its properties and to conduct its business as described in the Registration Statement and the Prospectus. To the best of our knowledge, none of the outstanding shares of capital stock or partnership interests of any Subsidiary were issued in violation of preemptive rights of any securityholder of such Subsidiary arising under the applicable Subsidiary Governing Documents. Based solely on certificates from public officials, we confirm that each of the Subsidiaries is validly existing and in good standing under the laws of the State of California.

3. With your consent, based solely on a certificate of officers of the Company, an inspection of the Subsidiary Governing Documents and the stock books of the Subsidiaries (other than Southwest L.P.), all of the outstanding shares of capital stock of each of IPSD, PCI, Southwest Inc. and PM Management, and all of the outstanding partnership interests of Southwest L.P., are owned of record by the Company or a wholly owned subsidiary of the Company.

4. The issued and outstanding shares of Common Stock on the date hereof (including the Shares) have been duly authorized and validly issued, and are fully paid and non-assessable.

5. The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

6. The execution and delivery of the Underwriting Agreement and the performance of the obligations of the Company under the Underwriting Agreement on or prior to the date hereof do not (i) violate the Governing Documents, (ii) to the best of our knowledge, result in the breach of or a default under any of the Material Agreements, or (iii) violate any federal, California or New York statute, rule or regulation or Court Orders applicable to the Company or the DGCL.

7. The statements in the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, and in Item 15 of Part II of the Registration Statement, insofar as they purport to describe or summarize certain provisions of the agreements, statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects.

8. To the best of our knowledge, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed.

9. With your consent based solely on a certificate of an officer of the Company as to factual matters, the Company is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

10. The Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules or other financial data included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. In passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements made therein are correct and complete.

11. The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on June     , 2004, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. Any required filing of the Prospectus pursuant to Rule 424 under the Act has been made in accordance with Rule 424 under the Act.

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that the Registration Statement, at the time of filing of the Company’s most recent Annual Report on Form 10-K, together with the Incorporated Documents at that date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof (together with the Incorporated Documents at that date), contained or

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contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or the Incorporated Documents.

B-3

EXHIBIT C

[FORM OF OPINION OF CLEARY, GOTTLIEB, STEEN & HAMILTON]

1. Each of the TPG Delaware Selling Stockholders has been duly formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §§ 17-101 et seq. (the “Delaware Partnership Act”), and each of the Delaware Selling Stockholders is validly existing as a limited partnership in good standing under the laws of the State of Delaware.

2. Each of the Delaware Selling Stockholders has the partnership power to enter into the Underwriting Agreement and to perform its obligations thereunder.

3. The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary partnership action, as applicable, of the Delaware Selling Stockholders. The Underwriting Agreement has been duly executed and delivered by each of the Selling Stockholders under the law of the State of New York.

4. The execution and delivery by each of the Selling Stockholders of the Underwriting Agreement does not, and the performance by each of the Selling Stockholders of its obligations thereunder will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States of America or the State of New York that in our experience normally would be applicable to general business entities with respect to such execution, delivery and performance, except such as have been obtained or effected under the Securities Act and Securities Exchange Act of 1934, as amended (but we express no opinion relating to any state securities or Blue Sky laws), (b) result in a breach of any of the terms and provisions of, or constitute a default under, any of the constituent documents of such Selling Stockholder identified in Exhibit A hereto or (c) result in a violation of any United States federal or New York State law, provision of the Delaware Partnership Act or published rule or regulation that in our experience normally would be applicable to general business entities with respect to such execution, delivery and performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

5. Assuming that (a) The Depository Trust Company (“DTC”) is a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code as in effect in the State of New York (the “UCC”) and (b) the Underwriter acquires its interest in the Securities to be sold by the Selling Stockholders to the Underwriter without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), and the Underwriter has paid the purchase price for such Securities and has had such Securities credited to the securities account of the Underwriter maintained with the DTC, then such Underwriter will have a securities entitlement (as defined in Section 8-102(a)(17) of the UCC) to such Securities purchased by the Underwriter and no action based on an adverse claim may be asserted against the Underwriter with respect to such securities entitlement.

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EXHIBIT D

[FORM OF OPINION OF NAUTADUTILH]

1. Dutch Parallel has been duly formed and is validly existing under Netherlands Law as a commanditaire vennootschap (limited partnership).

2. Dutch Parallel has the power to enter into the Opinion Documents and to perform its obligations thereunder.

3. All necessary action required by the Present Partnership Agreement or any provision of Netherlands Law has been taken in connection with the entering into and the performance of the Opinion Documents by Dutch Parallel.

4. The entering into the Opinion Documents by Dutch Parallel and the performance of its obligations thereunder, does not violate any provision of the Present Partnership Agreement or any provision of Netherlands Law.

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